FIFTH AMENDMENT

THIS FIFTH AMENDMENT dated as of June __, 2001 (this “Amendment”) amends the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as previously amended, the “Credit Agreement”) among U S Liquids Inc. (the “Company”), various financial institutions (the “Banks”), Fleet National Bank, as Syndication Agent, and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as administrative agent (in such capacity, the “Administrative Agent”).  Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

WHEREAS, the Company, the Banks and the Administrative Agent have entered into the Credit Agreement; and

WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1  Amendments.  Subject to the satisfaction of the conditions precedent set forth in Section 3, the Credit Agreement shall be amended as follows.

1.1           Amendment to Section 10.7.  Section 10.7 is amended by (a) deleting the word “and” at the end of clause (g); (b) substituting a semi–colon followed by the word “and” at the end of clause (h); and (c) inserting the following new clause (i):

(i)            Debt arising under letters of credit issued for the account of the Company (excluding Letters of Credit); provided that the aggregate face amount of all such letters of credit shall not at any time exceed $275,000.

1.2           Amendment to Section 10.8.  Section 10.8 is amended by (a) deleting the word “and” at the end of clause (g); (b) designating the existing clause (h) as clause “(i)”; and (c) inserting the following new clause (h):

(h)           Liens securing Debt permitted by Section 10.7(i); and

SECTION 2    Representations and Warranties.  The Company represents and warrants to the Administrative Agent and the Banks that, after giving effect to the effectiveness hereof, (a) each warranty set forth in Section 9 (excluding Section 9.14 with respect to Re-Claim Louisiana L.L.C. and Waste Research and Recovery, Inc.) of the Credit Agreement is true and correct as of the date of the execution and delivery of this Amendment by the Company, with the same effect as if made on such date, and (b) no Event of Default or Unmatured Event of Default exists.

SECTION 3    Effectiveness.  The amendment set forth in Section 1 above shall become effective when the Administrative Agent shall have received (i) counterparts of this Amendment executed by the Company and the Required Banks and (ii) a Confirmation, substantially in the form of Exhibit A, signed by the Company and each Subsidiary.

SECTION 4    Miscellaneous.

4.1           Continuing Effectiveness, etc.  As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to “Credit Agreement” or similar terms shall refer to the Credit Agreement as amended hereby.

4.2           Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

4.3           Governing Law.  This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

4.4           Successors and Assigns.  This Amendment shall be binding upon the Company, the Banks and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Administrative Agent and the respective successors and assigns of the Banks and the Administrative Agent.

Delivered at Chicago, Illinois, as of the day and year first above written.

U S LIQUIDS INC.

By

Title

BANK OF AMERICA, N.A., as Administrative Agent

By

Title

BANK OF AMERICA, N.A., as a Bank

By

Title

FLEET NATIONAL BANK, as Syndication Agent and as a Bank

By

Title

BANK ONE TEXAS, N.A.

By

Title

THE BANK OF NOVA SCOTIA

By

Title

UNION BANK OF CALIFORNIA

By

Title

COMERICA BANK

By

Title

WELLS FARGO BANK, N.A.

By

Title

BNP PARIBAS

By

Title

By

Title

                                                                                                                                                                                                      Exhibit A

CONFIRMATION

Dated as of June __, 2001

To:       Bank of America, N.A., individually and as Agent, and the other financial institutions party to the Credit Agreement referred to below

Please refer to (a) the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as amended, the “Credit Agreement”) among U S Liquids Inc., various financial institutions (the “Banks”) and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as agent (the “Agent”); (b) the other “Loan Documents” (as defined in the Credit Agreement), including the Guaranty and the Security Agreement; and (c) the Fifth Amendment dated as of June __, 2001 to the Credit Agreement (the “Fifth Amendment”).

Each of the undersigned hereby confirms to the Agent and the Banks that, after giving effect to the Fifth Amendment and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

U S LIQUIDS INC.

By:___________________________

Name Printed:_________________

Title:________________________

DOMBROWSKI & HOLMES, INC.

EARTH BLENDS, INC.

MBO, INC.

THE NATIONAL SOLVENT EXCHANGE CORP.

NORTHERN A-1 SANITATION SERVICES, INC.

PARALLEL PRODUCTS OF FLORIDA, INC.

PARALLEL PRODUCTS OF KENTUCKY, INC.

RE-CLAIM ENVIRONMENTAL LOUISIANA, L.L.C.

ROMIC ENVIRONMENTAL TECHNOLOGIES

  CORPORATION

STA DECANTING, INC.

USL FIRST SOURCE, INC.

U S LIQUIDS OF HOUSTON, L.L.C.

U S LIQUIDS OF DALLAS, L.L.C.

U S LIQUIDS OF CENTRAL TEXAS, L.L.C.

U S LIQUIDS OF CONNECTICUT, INC.

U S LIQUIDS OF ILLINOIS, INC.

U S LIQUIDS OF PENNSYLVANIA, INC.

U S LIQUIDS OF TEXAS, INC.

U S LIQUIDS LP HOLDING CO.

U S LIQUIDS NORTHEAST, INC.

U S LIQUIDS TERMINAL SERVICES, INC.

U S LIQUIDS OF DETROIT, INC.

U S LIQUIDS OF FLORIDA, INC.

USL ENVIRONMENTAL SERVICES, INC.

USL GENERAL MANAGEMENT, INC.

USL PARALLEL PRODUCTS OF CALIFORNIA

WASTE RESEARCH AND RECOVERY, INC.

WASTE STREAM ENVIRONMENTAL, INC.

By:

Name:

Title:

U S LIQUIDS OF LA, L.P.

By:  MBO, Inc., its General Partner

By:

Name:

Title:

USL MANAGEMENT LIMITED   PARTNERSHIP

By:          USL General Management, Inc., its General Partner

By:

Name:

Title:

GEM MANAGEMENT, INC.

By:

Name:

Title: